Exhibit 4.2
EXECUTION VERSION

BANCOLOMBIA S.A.
5.95% SENIOR NOTES DUE 2021

INDENTURE
Dated as of June 3, 2011

The Bank of New York Mellon
Trustee

CROSS-REFERENCE TABLE*

Trust Indenture
Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(5)	7.10
	(b)	7.10
311	(a)	7.11
	(b)	7.11
312	(a)	2.05
	(b)	10.03
	(c)	10.03
313	(a)	7.06
	(b)(2)	7.06; 7.07
	(c)	7.06; 10.02
	(d)	7.06
314	(a)	4.03;11.02; 10.05
	(c)(1)	10.04
	(c)(2)	10.04
	(e)	10.05
315	(a)	7.01
	(b)	7.05; 10.02
	(c)	7.01
	(d)	7.01
	(e)	6.10
316	(a) (last sentence)	2.11
	(a)(1)(A)	6.04
	(a)(1)(B)	6.03
	(b)	6.06
	(c)	2.14
317	(a)(1)	6.07
	(a)(2)	6.08
	(b)	2.04
318	(a)	10.01
	(c)	10.01

*	This Cross Reference Table is not part of the Indenture.

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Page
ARTICLE 10
MISCELLANEOUS

Section 10.01 Trust Indenture Act Controls	34
Section 10.02 Notices	35
Section 10.03 Communication by Holders of Notes with Other Holders of Notes	35
Section 10.04 Certificate and Opinion as to Conditions Precedent	36
Section 10.05 Statements Required in Certificate or Opinion	36
Section 10.06 Rules by Trustee and Agents	36
Section 10.07 Currency Rate Indemnity	36
Section 10.08 No Personal Liability of Directors, Officers, Employees and Stockholders	37
Section 10.09 Governing Law, Jurisdiction	37
Section 10.10 Maintenance of Office or Agent for Service of Process	37
Section 10.11 No Adverse Interpretation of Other Agreements	38
Section 10.12 USA Patriot Act	38
Section 10.13 Successors	38
Section 10.14 Severability	38
Section 10.15 Counterpart Originals	38
Section 10.16 Table of Contents, Headings, etc.	38

EXHIBIT A FORM OF NOTE
EXHIBIT B FORM OF CERTIFICATE FOR TRANSFER TO QIB
EXHIBIT C FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO REGULATION S
EXHIBIT D FORM OF CERTIFICATION FOR TRANSFER PURSUANT TO RULE 144

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INDENTURE dated as of June 3, 2011 between Bancolombia S.A., a financial institution incorporated under the laws of Colombia (sociedad anónima) (the “Company”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).
The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 5.95% Senior Notes due 2021 (the “Notes”):
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01 Definitions.
“Additional Amounts” has the meaning assigned to it in Section 2.15(a) hereof.
“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 hereof, as part of the same series as the Initial Notes.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
“Asset” means any asset or property.
“Bankruptcy Law” means the provisions of the Financial Statute concerning bankruptcy of financial institutions, the Decree 2555 of 2010, as amended, and any other Colombian law or regulation regulating the insolvency of financial entities from time to time.
“Board of Directors” shall mean, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the board of directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.
“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York or Colombia are authorized or required by law to close.

“Certificated Note” means any Note issued in fully-registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.07 and Exhibit A.
“Clearstream” means Clearstream Banking, S.A.
“Colombian GAAP” means generally accepted accounting principles as prescribed by the Superintendency of Finance for banks licensed to operate in Colombia, consistently applied, as in effect on the Issue Date.
“Company” means Bancolombia S.A., and any and all successors thereto.
“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.
“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Distribution Compliance Period” means, in respect of any Regulation S Global Note, the 40 consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than “distributors” (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (b) the issue date for such Notes.
“Equity Interests” of any Person means (a) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (b) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Notes” means debt securities of the Company, substantially identical in all respects to the Notes originally issued pursuant to an exemption from registration under the Securities Act (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement), to be issued under this Indenture pursuant to a Registered Exchange Offer for a like principal amount of Notes originally issued pursuant to an exemption from registration under the Securities Act, and any replacement of Notes issued therefore in accordance with this Indenture.
“Exchange Offer Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Financial Statute” means Decree 663 of 1993, as amended, of the Republic of Colombia.
“Global Note” means any Note issued in fully-registered certificated form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.07 hereof and Exhibit A.
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.
“Holder” means any registered holder, from time to time, of the Notes.
“Indebtedness” means, with respect to any Person, any obligation, for the payment or repayment of money borrowed or otherwise evidenced by debentures, Notes, bonds, or similar instruments or any other obligation (including all trade payables and other accounts payable and including payments relating to bank deposits) that would appear or be treated as indebtedness upon a balance sheet if such Person prepared it in accordance with Colombian GAAP as applicable to financial institutions.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Intervention Measures” means the measures described in article 114 of the Financial Statute that the Superintendency of Finance can take with respect to a Colombian financial institution.
“Initial Notes” means the U.S.$1,000,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.
“Interest” means, with respect to the Notes, interest on the Notes.
“Interest Payment Date” means the stated due date of an installment of interest on the Notes as specified in the Form of Face of Note contained in Exhibit A.
“Issue Date” means the date on which the Initial Notes are originally issued.
“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.
“Note Custodian” means the custodian with respect to any Global Note appointed by DTC, or any successor Person thereto, and shall initially be the Trustee.
“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and the Additional Notes, if any.
“Notes Register” has the meaning assigned to it in Section 2.03 hereof.
“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under any Indebtedness.
“Officer” means any of the following of the Company: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.
“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 10.04 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.
“Outstanding” means, as of the date of determination, all Notes theretofor authenticated and delivered under this Indenture, except:
     (i) Notes theretofor canceled by the Trustee or delivered to the Trustee for cancellation;
     (ii) Notes, or portions thereof, for the payment or redemption of which money in the necessary amount has been theretofor deposited with the Trustee or any Paying Agent (other than the Company or an Affiliate of the Company) in trust or set aside and segregated in trust by the Company or an Affiliate of the Company (if the Company or such Affiliate is acting as the Paying Agent) for the Holders of such Notes; provided that, if Notes (or portions thereof) are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and
     (iii) Notes which have been surrendered pursuant to Section 2.09 or Notes in exchange for which or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.
“Preventive Measures” means the measures described in article 113 of the Financial Statute that the Superintendency of Finance can take with respect to a Colombian financial institution prior to and in order to avoid having to take an Intervention Measure.
“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.
“Private Placement Legend” has the meaning assigned to such term in Section 2.07(b) hereof.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Redemption Date” means, with respect to any redemption of Notes, the date fixed for such redemption pursuant to this Indenture and the Notes.
“Registered Exchange Offer” means an exchange offer by the Company registered under the Securities Act pursuant to which Notes originally issued pursuant to an exemption from registration under the Securities Act are exchanged for Notes of like principal amount not bearing the Private Placement Legend.
“Registrable Securities” shall have the meaning assigned to such term in the Registration Rights Agreement.
“Registration Default” means the occurrence of any of the events set forth in the definition of such term in the Registration Rights Agreement which gives rise to an obligation on the part of the Company to pay additional interest on the Notes in accordance therewith.
“Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 3, 2011, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the initial purchasers.
“Registration Statement” means an effective Exchange Offer Registration Statement or Shelf Registration Statement.
“Regulation S” means Regulation S under the Securities Act or any successor regulation.
“Regulation S Global Note” has the meaning assigned to it in Section 2.01(e) hereof.
“Relevant Taxing Jurisdiction” has the meaning assigned to it in Section 2.15(a) hereof.
“Resale Restriction Termination Date” means, for any Restricted Note (or beneficial interest therein), one year from the Issue Date or, if any Additional Notes that are Restricted Notes have been issued before the Resale Restriction Termination Date for any Restricted Notes, one year from the latest such original issue date of such Additional Notes.
“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
“Restricted Note” means an Initial Note (or beneficial interest therein) not originally issued and sold pursuant to an effective registration statement or any Exchange Note until:
          (a) the Resale Restriction Termination Date therefor has passed;
          (b) such Note is a Regulation S Global Note and the Distribution Compliance Period therefor has terminated; or
          (c) the Private Placement Legend therefor has otherwise been removed pursuant to Section 2.08(d) hereof or, in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend.

     “Rule 144” means Rule 144 under the Securities Act (or any successor rule), as amended.
     “Rule 144A” means Rule 144A under the Securities Act (or any successor rule), as amended.
     “Rule 144A Global Note” has the meaning assigned to it in Section 2.01(d) hereof.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Shelf Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means, with respect to any Person:
     (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).
Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Company.
“Superintendency of Finance” means the Superintendencia Financiera de Colombia.
“Tax” shall mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).
“Taxing Authority” shall mean any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.
“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).
“Trustee” means The Bank of New York Mellon until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“U.S. Person” means a U.S. Person as defined in Regulation S.
“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02 Other Definitions.

	Defined in
Term	Section
“Authentication Order”	2.02	(c)
“DTC”	2.03
“Event of Default”	6.01
“Paying Agent”	2.03
“Registrar”	2.03
Section 1.03 Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
The following TIA terms have the following meanings when used in this Indenture:
“indenture securities” means the Notes;
“indenture security Holder” means a Holder of a Note;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee; and
“obligor” on the Notes means the Company and any successor obligor upon the Notes.
All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
Section 1.04 Rules of Construction.
Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with Colombian GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) “will” shall be interpreted to express a command;
     (6) provisions apply to successive events and transactions; and
     (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES
Section 2.01 Form and Dating.
     (a) The Initial Notes are being originally offered and sold by the Company pursuant to a Purchase Agreement, dated as of May 24, 2011, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the initial purchasers. Each Note will be dated the date of its authentication. The Notes will be issued in registered form, without coupons, and in minimum denominations of U.S.$100,000 and integral multiples of U.S.$1,000. The Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.
     (b) The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.
     (c) The Notes may have notations, legends or endorsements reasonably acceptable to the Company as specified in Section 2.07 hereof or as otherwise required by law, stock exchange rule or DTC rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.
     (d) Notes originally offered and sold to QIBs in reliance on Rule 144A will be issued in the form of one or more permanent Global Notes (each, a “Rule 144A Global Note”). The Rule 144A Global Note shall bear a CUSIP number or other notation or endorsement that distinguishes it from the Regulation S Global Note.
     (e) Notes originally offered and sold to Non-U.S. Persons outside the United States of America in reliance on Regulation S will be in the form of one or more permanent Global Notes (each, a “Regulation S Global Note”). The Regulation S Global Note shall bear a CUSIP number or other notation or endorsement that distinguishes it from the Rule 144A Global Note.
Section 2.02 Execution and Authentication.
     (a) At least one Officer must sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
     (b) A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
     (c) The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes Outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.09 hereof.

     (d) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
     (e) The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional notes (“Additional Notes”) that shall have terms and conditions identical to those of the other Outstanding Notes, except with respect to: (1) the issue date; (2) the amount of interest payable on the first Interest Payment Date therefor; (3) the issue price; (4) any adjustments necessary in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Notes, which are not adverse in any material respect to the Holder of any Outstanding Notes (other than such Additional Notes); and (5) any additional interest payable as provided in Section 2.14 hereof. Any Additional Note issued prior to the effectiveness of an Exchange Offer Registration Statement or Shelf Registration Statement shall be subject to the terms of the Registrations Rights Agreement.
     (f) The Trustee shall not be required to authenticate any Additional Notes, nor will it be liable for its refusal to authenticate any Additional Notes, if (i) the issue of such Additional Notes will affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee, (ii) the Trustee, being advised by counsel, determines that such action may not lawfully be taken or may expose the Trustee to personal liability to existing Holders or others or (iii) the Company fails to deliver to the Trustee an Opinion of Counsel stating that such Additional Notes will be fungible with, and constitute a single issuance with, the Initial Notes for U.S. federal income tax purposes.
Section 2.03 Registrar and Paying Agent.
The Company will maintain an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented for registration of transfer or for exchange (“Registrar”) and where Notes may be presented for payment (“Paying Agent”) and for the service of notices and demands to or upon the Company in respect of the Notes and this Indenture. The Registrar will keep a register of the Notes and of their transfer and exchange (the “Note Register”). The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
Section 2.04 Paying Agent to Hold Money in Trust.
The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for such money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any Intervention Measure or Preventive Measure relating to the Company, the Trustee will serve as Paying Agent for the Notes, to the extent permitted by applicable Colombian laws.
Section 2.05 Holder Lists.
The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven (7) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA § 312(a).
Section 2.06 Global Note Provisions.
     (a) Each Global Note initially shall: (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Note Custodian and (iii) bear the appropriate legends as set forth in Section 2.07 hereof and Exhibit A. Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the “Schedule of Increases and Decreases” attached to such Global Note (the form of which is included in Exhibit A) or otherwise in on the records of the Note Custodian, as provided in this Indenture.
     (b) DTC Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Note Custodian, and DTC may be treated by the Company, the Trustee, the Paying Agent, the Note Custodian, the Registrar and any of their respective agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee, the Paying Agent, the Note Custodian, the Registrar or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by DTC or (ii) impair, as between DTC and its Participants, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Note. The Holder of a Global Note may grant proxies and otherwise authorize any person, including Participants and persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture or the Notes.
     (c) Except as provided in this Section 2.06(c), owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes in exchange for such beneficial interests. Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:
     (1) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within ninety (90) days of such notice;

     (2) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC.
In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Section 2.06(c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Authentication Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations, and the Registrar shall register such exchange in the Notes Register.
Section 2.07 Legends.
     (a) Each Global Note shall bear the legend specified therefor in Exhibit A on the face therefor.
     (b) Each Restricted Note shall bear the private placement legend specified therefor in Exhibit A on the face thereof (the “Private Placement Legend”).
Section 2.08 Transfer and Exchange.
     (a) Transfer of Beneficial Interests in a Rule 144A Global Note that is a Restricted Note. Subject to the Applicable Procedures, if (1) the owner of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Note, upon receipt by the Note Custodian and Registrar of (x) instructions from the Holder of the Rule 144A Global Note directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred and (y) a certificate substantially in the form of Exhibit B from the Rule 144A transferor, the Note Custodian and Registrar shall increase the principal amount represented by the Regulation S Global Note and decrease the principal amount represented by the Rule 144A Global Note in accordance with the foregoing.
     (b) Transfer of Beneficial Interests in a Regulation S Global Note. Subject to the Applicable Procedures, if the owner of an interest in a Regulation S Global Note wishes to transfer such interest (or any portion thereof) to a QIB pursuant to Rule 144A, upon receipt by the Note Custodian and Registrar of (1) instructions from the Holder of the Regulation S Global Note directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred, (2) instructions given in accordance with the Applicable Procedures containing information regarding the account to be credited with such increase, and (3) a certificate substantially in the form of Exhibit C duly executed by the transferor, the Note Custodian and Registrar shall increase the principal amount represented by the Rule 144A Global Note and decrease the principal amount represented by the Regulation S Global Note in accordance with the foregoing.
     (c) Other Transfers. Any transfer of Restricted Notes not described in (a) or (b) above (other than (x) a transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note, which must be effected in accordance with applicable law and the Applicable Procedures, but is not subject to any procedure required by this Indenture or (y) a transfer, exchange or replacement of Notes in accordance with paragraph (d) of this Section 2.08) shall be made only upon receipt by the Company and the Registrar of such Opinions of Counsel, certificates and/or other information reasonably required by and satisfactory to the Company in order to ensure compliance with the Securities Act.
     (d) Use and Removal of Private Placement Legends. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) not bearing (or not required to bear upon such transfer, exchange or replacement) a Private Placement Legend, the Note Custodian and Registrar shall exchange such Notes (or beneficial interests) for beneficial interests in a Global Note (or Certificated Notes if they have been issued pursuant to Section 2.06(c) hereof) that does not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Note Custodian and Registrar shall deliver only Notes (or beneficial interests in a Global Note) (or Certificated Note if they have been issued in accordance with Section 2.06) that bear a Private Placement Legend unless:
     (1) such Notes (or beneficial interests) are exchanged in a Registered Exchange Offer
     (2) such Notes (or beneficial interests) are transferred pursuant to a Shelf Registration Statement;
     (3) such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Registrar and the Company of a certificate of the transferor substantially in the form of Exhibit D and an Opinion of Counsel reasonably satisfactory to the Company;
     (4) such Notes (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor; or
     (5) in connection with such transfer, exchange or replacement the Registrar and the Company shall have received an Opinion of Counsel and other evidence to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
The Private Placement Legend on any Note shall be removed at the written request of the Holder, provided that the Holder is not an Affiliate of the Company, on or after the applicable Resale Restriction Termination Date. The Holder of a Global Note may exchange an interest therein for an equivalent interest in a Global Note not bearing a Private Placement Legend (other than a Regulation S Global Note) upon transfer of such interest pursuant to any of clauses (1) through (3) of this paragraph (d).
The Company shall deliver to the Trustee an Officers’ Certificate promptly upon effectiveness, withdrawal or suspension of any Registration Statement.
     (e) Consolidation of Global Notes and Exchange of Certificated Notes for Beneficial Interests in Global Notes.
     (1) If a Global Note not bearing a Private Placement Legend (other than a Regulation S Global Note) is Outstanding at the time of a Registered Exchange Offer, any interests in a Global Note exchanged in such Registered Exchange Offer shall be exchanged for interests in such Outstanding Global Note.
     (2) If a Certificated Note bearing a Private Placement Legend is transferred or exchanged (including pursuant to a Registered Exchange Offer) and thereafter would not be required to bear a Private Placement Legend pursuant to Section 2.8(e) or upon the request of the

Holder (other than an Affiliate of the Company) of a Certificated Note after the termination of the Resale Restriction Termination Date therefor, such Certificated Note shall be exchanged for an interest in a Global Note (other than a Regulation S Global Note) not bearing a Private Placement Legend and, if no such Global Note is Outstanding at such time, the Company shall execute upon receipt of an Authentication Order the Trustee shall authenticate and make available for delivery a Global Note not bearing a Private Placement Legend.
     (f) Retention of Documents. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article 2. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time, during the Registrar’s regular business hours, upon the giving of reasonable written notice to the Registrar.
     (g) General Provisions Relating to Transfers and Exchanges
     (1) Subject to the other provisions of this Section 2.08, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, requested by the Registrar.
     (2) To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article 2, the Company will execute and upon receipt of an Authentication Order the Trustee will authenticate and make available for delivery Certificated Notes and Global Notes at the Registrar’s or co-Registrar’s request. The Company will execute and upon Authentication Order, the Trustee will authenticate and make available for delivery Exchange Notes in exchange for Initial Notes.
     (3) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Company or the Registrar may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to a Registered Exchange Offer, or Section 3.01 or Section 8.05 hereof.
     (4) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of (x) any Note for a period beginning: (1) fifteen (15) days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) fifteen (15) days before an Interest Payment Date and ending on such Interest Payment Date and (y) any Note selected for repurchase or redemption, except the unrepurchased or unredeemed portion thereof, if any.
     (5) Prior to due presentment for the registration of a transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co Registrar or the Note Custodian shall be affected by notice to the contrary.
     (6) The Trustee will authenticate Global Notes in accordance with the provisions of Section 2.02 hereof. All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
     (7) All certifications, certificates and Opinions of Counsel, if any, required to be submitted to the Registrar pursuant to this Section 2.06 hereof to effect a registration of transfer or exchange may be submitted by facsimile. Subject to Section 2.07 hereof and this Section 2.08, in connection with the exchange of a portion of a Certificated Note for a beneficial interest in a Global Note, the Trustee shall cancel such Certificated Note, and the Company shall execute, and upon receipt of an Authentication Order the Trustee shall authenticate and make available for delivery to the exchanging Holder, a new Certificated Note representing the principal amount not so exchanged.
Section 2.09 Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its expenses in replacing a Note.
Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.10 Outstanding Notes.
The Notes Outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.10 as not Outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Note.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be Outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the Stated Maturity, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer Outstanding and will cease to accrue interest.
Section 2.11 Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not Outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.
Section 2.12 Temporary Notes.
Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.
Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.13 Cancellation.
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Upon written request, certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.
Section 2.14 Defaulted Interest.
If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than ten (10) days prior to the related payment date for such defaulted interest. At least fifteen (15) days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.15 Additional Amounts.
     (a) All payments made by the Company under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority in any jurisdiction in which the Company is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each a “Relevant Taxing Jurisdiction”), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company is required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction, from any payment made under or with respect to the Notes, the Company will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction will equal the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to any Tax that would not have been imposed, payable or due:
     (1) but for the existence of any present or former connection between the Holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Notes) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than the mere holding of the Notes or enforcement of rights thereunder or the receipt of payments in respect thereof;
     (2) but for the failure to satisfy any certification, identification or other reporting requirements whether imposed by statute, treaty, regulation or administrative practice, provided, however, that the Company has delivered a request to the Holder to comply with such requirements at least thirty (30) days prior to the date by which such compliance is required; or
     (3) if the presentation of Notes (where presentation is required) for payment had occurred within thirty (30) days after the date such payment was due and payable or was duly provided for, whichever is later.
     (b) Additional Amounts will not be payable if the beneficial owner of, or person ultimately entitled to obtain an interest in, such Notes had been the Holder of the Notes and such beneficial owner would not be entitled to the payment of Additional Amounts by reason of clause (1), (2) or (2) of paragraph above. In addition, Additional Amounts will not be payable with respect to any Tax which is payable otherwise than by withholding from payments of, or in respect of principal of, or any interest on, the Notes.
     (c) Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
     (d) The Company will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts.
     (e) The Company will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes or any other document or instrument referred to therein, or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction other than a jurisdiction in which the Company is organized or is otherwise resident for tax purposes, the United States of America or any jurisdiction in which a Paying Agent is located, but not excluding those resulting from, or required to be paid in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

Section 2.16 Purchase of Notes
The Company may at anytime purchase Notes at any price in privately negotiated transactions or otherwise. Notes so purchased by the Company may be held, resold in accordance with the Securities Act of 1933, as amended, or any exemption therefrom, or surrendered to the Trustee for cancellation.
Section 2.17 Additional Interest Under the Registration Rights Agreement
     (a) With respect to any Registrable Securities, if a Registration Default occurs, the interest rate on such Registrable Securities will be increased by (x) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (y) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum all in accordance with the provisions of the Registration Rights Agreement.
     (b) Any amounts of additional interest due pursuant to Section 2.17(a) hereof will be payable in cash on the regular Interest Payment Dates with respect to the Notes. The amount of additional interest will be determined by multiplying the applicable additional interest rate by the principal amount of the Notes and further multiplied by a fraction, the numerator of which is the number of days such additional interest rate was applicable during such period (determined on the basis of a 360 day year comprised of twelve 30 day months), and the denominator of which is 360.
     (c) In the event the Company is required to pay additional interest as a result of a Registration Default, the Company will provide written notice to the Trustee of the Company’s obligation to pay additional interest no later than fifteen (15) days prior to the next succeeding Interest Payment Date, which notice shall set forth the aggregate amount of additional interest to be paid by the Company.
Section 2.18 Unclaimed Amounts.
Any money deposited with the Trustee or paying agent or held by the Company, in trust, for the payment of principal, premium, interest or any Additional Amounts, that remains unclaimed for two (2) years after such amount becomes due and payable shall be paid to the Company upon its request or, if held by the Company, shall be discharged from such trust. The Holder of the Notes will look only to the Company for payment thereof, and all liability of the Trustee, Paying Agent or of the Company shall thereupon cease. However, the Trustee or Paying Agent may at the expense of the Company cause to be published once in a newspaper in each place of payment, or to be mailed to Holders, or both, notice that the money remains unclaimed and any unclaimed balance of such money remaining, after a specified date, will be repaid to the Company.
ARTICLE 3
OPTIONAL REDEMPTION
Section 3.01 Optional redemption.
The Company may redeem the Notes, as a whole or from time to time in part, subject to the conditions and at the redemption prices specified in the form of Notes in Exhibit A.
Section 3.02 Election to Redeem.
The Company shall evidence its election to redeem any Notes pursuant to Section 3.01 hereof by a Board Resolution.

Section 3.03 Notices to Trustee.
If the Company elects to redeem Notes pursuant to the provisions of Section 3.01 hereof, it shall furnish to the Trustee, at least forty five (45) days but not more than sixty (60) days before a Redemption Date, an Officers’ Certificate setting forth: (1) the Redemption Date, (2) the principal amount of Notes to be redeemed, (3) the CUSIP or ISIN numbers of such Notes and (4) the redemption price, and attaching a copy of the board resolution.
Section 3.04 Notice of Redemption.
     (a) The Company shall prepare and mail or cause to be mailed a notice of redemption, in the manner provided for in Section 10.02, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, to each Holder of Notes to be redeemed.
     (b) All notices of redemption shall state:
     (1) the Redemption Date,
     (2) the redemption price and the amount of any accrued interest payable as provided in Section 3.07 hereof,
     (3) whether or not the Company is redeeming all Outstanding Notes,
     (4) if the Company is not redeeming all Outstanding Notes, the aggregate principal amount of Notes that the Company is redeeming, as well as the identification of the particular Notes, or portions of the particular Notes, that the Company is redeeming,
     (5) if the Company is redeeming only part of a Note, the notice that relates to that Note shall state that on and after the Redemption Date, upon surrender of that Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed,
     (6) that on the Redemption Date the redemption price and any accrued interest payable to the Redemption Date as provided in Section 3.07 hereof will become due and payable in respect of each Note, or the portion of each Note, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on each Note, or the portion of each Note, to be redeemed, will cease to accrue on and after the Redemption Date,
     (7) the place or places where a Holder must surrender Notes for payment of the redemption price and any accrued interest payable on the Redemption Date, and
     (8) the CUSIP or ISIN number, if any, listed in the notice or printed on the Notes, and that no representation is made as to the accuracy or correctness of such CUSIP or ISIN number.
     (c) At the Company’s Issuers’ request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least forty-five (45) days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph, along with a copy of the notice to be delivered.

Section 3.05 Selection of Notes to be Redeemed in Part.
     (a) If the Company is not redeeming all Outstanding Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed as instructed by the Company in writing or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in another fair and reasonable manner chosen at the discretion of the Trustee, subject to the Applicable Procedures. The Trustee shall make the selection from the Outstanding Notes not previously called for redemption. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount of the Notes to be redeemed. In the event of a partial redemption by lot, the Trustee shall select the particular Notes to be redeemed not less than thirty (30) days nor more than sixty (60) days prior to the relevant Redemption Date from the Outstanding Notes not previously called for redemption. The Company may redeem Notes in denominations of U.S.$100,000 only in whole. The Trustee may select for redemption portions (equal to U.S.$100,000 or any integral multiple of U.S.$1,000) of the principal of Notes that have denominations larger than U.S.$100,000.
     (b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of that Note which has been or is to be redeemed.
Section 3.06 Deposit of Redemption Price.
By 10:00 a.m. (New York City time), at least one (1) Business Day prior to the relevant Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as the Paying Agent, segregate and hold in trust as provided in Section 2.04) an amount of money in immediately available funds sufficient to pay the redemption price of, and accrued interest on, all the Notes that the Company is redeeming on that date.
Section 3.07 Notes Payable on Redemption Date.
If the Company, or the Trustee on behalf of the Company, gives notice of redemption in accordance with this Article 3, the Notes, or the portions of Notes, called for redemption, shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued interest, if any, to the Redemption Date), and from and after the Redemption Date (unless the Company shall default in the payment of the redemption price and accrued interest) the Notes or the portions of Notes shall cease to bear interest. Upon surrender of any Note for redemption in accordance with the notice, the Company shall pay the Notes at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). If the Company shall fail to pay any Note called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.
Section 3.08 Unredeemed Portions of Partially Redeemed Note.
Upon surrender of a Note that is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of the Note, at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note surrendered, provided that each new Note will be in a principal amount of U.S.$100,000 or integral multiple of U.S.$1,000.

ARTICLE 4
COVENANTS
Section 4.01 Payment of Notes.
The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. (New York City time) on the Business Day prior to the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 4.02 Maintenance of Office or Agency.
The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
Initially this agent will be CT Corporation System, and the Company agrees not to change the designation of such agent without prior notice to the Trustee and designation of a replacement agent in the Borough of Manhattan, The City of New York.
Section 4.03 Provision of Financial Statements and Reports.
At all times when the Company is required to file any financial statements or reports with the SEC, the Company shall use its best efforts to file all required statements or reports in a timely manner in accordance with the rules and regulations of the SEC and to deliver such reports to the Trustee. In addition, at any time when the Company is not subject to or is not current in its reporting obligations under Section 13 or Section 15(d) of the Exchange Act or is not included on the SEC’s list of foreign private issuers that claim exemption from the registration requirements of Section 12(g) of the Exchange Act pursuant to Rule 12g3-2(b) thereunder and any Note remain Outstanding, the Company will make available, upon request, to any Holder or any prospective purchaser of the Notes, who so requests in writing, substantially the same financial and other information that we would be required to include and file in an annual report on Form 20-F and reports on Form 6-K.
Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).

The Company will at all times comply with TIA § 314(a).
Section 4.04 Stay, Extension and Usury Laws.
The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.05 Further Actions.
The Company will, at its own cost and expense, satisfy any condition or take any action (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required, as may be required by applicable law or may be necessary, in accordance with applicable laws and/or regulations, to be taken, fulfilled or done in order to (i) enable the Company to lawfully enter into, exercise its rights and perform and comply with its obligations under this Indenture and the Notes, as the case may be; (ii) ensure that its obligations under this Indenture and the Notes are legally binding and enforceable; (iii) make this Indenture and the Notes admissible in evidence in the courts of the State of New York and Colombia; (iv) preserve the enforceability of, and maintain the Trustee’s rights under, this Indenture; and (v) respond to any reasonable requests received from the Trustee to facilitate the Trustee’s exercise of its rights and performance of its obligations under this Indenture and the Notes, including exercising and enforcing its rights under and carrying out the terms, provisions and purposes of this Indenture and the Notes.
Section 4.06 Compliance Certificate.
The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company, a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.
ARTICLE 5
SUCCESSORS
Section 5.01 Merger, Consolidation, or Sale of Assets.
The Company will not consolidate with or merge into, or sell, lease, convey or transfer, in one transaction or a series of transactions, all or substantially all of the Company’s properties and assets to any Person, unless:
     (1) the surviving entity, if other than the Company, is organized and existing under the laws of Colombia or the United States and assumes via a supplemental indenture all of the Obligations under the Notes and this Indenture,

     (2) the Company, or the surviving entity, as the case may be, is not immediately after such transaction in Default under the Notes and this Indenture, and
     (3) the Company, or the surviving entity, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each in form and substance satisfactory to the Trustee, stating that (i) such consolidation, merger, or sale, lease, conveyance or transfer of assets, and any supplemental indenture executed in connection with such transaction, complies with the terms of this Section 5.01, (ii) all conditions precedent provided for in this Indenture relating to the merger, consolidation or sale of assets have been satisfied and (iii) the Notes constitute legal, valid and binding obligations of the surviving entity, enforceable in accordance with their terms.
Section 5.02 Successor Corporation Substituted.
Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01 Events of Default.
     (a) Each of the following is an “Event of Default”:
     (1) failure by the Company to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for thirty (30) days;
     (2) failure by the Company to pay the principal on any of the Notes when it becomes due and payable whether at Stated Maturity or otherwise and the continuance of any such failure for seven (7) days;
     (3) the Company pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary case;
     (B) consents to the entry of an order for relief against it in an involuntary case;
     (C) consents to the appointment of a Custodian of it or for all or substantially all of its property;
     (D) makes a general assignment for the benefit of its creditors;

     (E) is subject to any other Intervention Measure or Preventive Measure; or
     (4) the Superintendency of Finance enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company as debtor in an involuntary case;
     (B) appoints a Custodian of the Company or a Custodian for all or substantially all of the assets of the Company; or
     (C) orders the liquidation of the Company and the order or decree remains unstayed and in effect for sixty (60) days.
     (b) The Company will deliver to the Trustee, within ten (10) Business Days after obtaining actual knowledge thereof, written notice of any Default or Event of Default that has occurred and is still continuing, its status and what action the Company is taking or proposing to take in respect thereof. The Trustee may withhold notice to the Holders of any Default or Event of Default (except in payment of principal of, or interest or premium (and Additional Amounts), if any, on the Notes) if the Trustee in good faith determines that it is in the interest of the Holders.
     (c) Subject to the provision in this Indenture, if the Company fails to make payment of principal of or interest or Additional Amounts, if any, on the Notes (and, in the case of payment of principal, such failure to pay continues for seven (7) days or, in the case of payment of interest or Additional Amounts, such failure to pay continues for thirty (30) days), each Holder has the right to demand and collect under this Indenture and the Company will pay to the Holders the applicable amount of such due and payable principal, accrued interest and Additional Amounts, if any, on the Notes; provided, however, that to the extent that the Superintendence of Finance has adopted an Intervention Measure in connection with the Bank, under the Bankruptcy Law, no such proceedings may be commenced outside the intervention proceeding.
Section 6.02 Acceleration.
If an Event of Default (other than an Event of Default described in paragraphs (3) and (4) of Section 6.01(a) hereof) shall have occurred and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, by written notice to the Company (and to the Trustee if notice is given by the Holders), may declare the principal amount of (and interest on) all the Notes to be due and payable immediately. If an Event of Default described in paragraphs (3) and (4) of Section 6.01(a) hereof shall have occurred, the principal of all Outstanding Notes, the accrued interest and Additional Amounts, if any, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Notes owned by the Company or any of its Affiliates shall be deemed not to be Outstanding for, among other purposes, declaring the acceleration of the maturity of the Notes.
Section 6.03 Waiver of Past Defaults
Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then Outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration; provided, further, the Company has paid or deposited with the Trustee all amounts due to the Trustee under Section 7.07 hereof and reimbursed any and all fees, expenses, disbursements and advances of the Trustee, its agents and counsel incurred in connection with such Default or Event of Default. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.04 Control by Majority.
Holders of a majority in aggregate principal amount of the then Outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it; provided, however, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to such provision for indemnification, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture or that the Trustee determines may be prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.
Section 6.05 Limitation on Suits.
     (a) No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;
     (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee thereunder;
     (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
     (4) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes.
     (b) For purposes this Section 6.05, it is understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner therein provided and for the equal and ratable benefit of all such Holders.
Section 6.06 Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the

Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.07 Collection Suit by Trustee.
If an Event of Default specified in clause (1) of Section 6.01(a) hereof or clause (2) of Section 6.01(a) hereof occurs and is continuing, the Trustee is authorized to recover judgment and pursue any other available remedy in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.08 Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.09 Priorities.
If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and
Third: to the Company or to such party as a court of competent jurisdiction or relevant entity shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.09.
Section 6.10 Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.10 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then Outstanding Notes.
ARTICLE 7
TRUSTEE
Section 7.01 Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default:
     (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.06 hereof.
     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

     (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
     (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     (g) No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of its duties or obligations under this Indenture, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate applicable law binding upon it.
     (h) The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default unless either (i) a Responsible Officer has actual knowledge thereof or (ii) written notice of such Default, Event of Default or cure thereof has been given to the Trustee at its Corporate Trust Office by the Company or any Holder.
Section 7.02 Rights of Trustee.
     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
     (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
     (g) The rights, privileges, protections, immunities and benefits provided to the Trustee hereunder (including its right to be indemnified) are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and to each of its agents, custodians and other Persons duly employed by the Trustee hereunder.

     (h) The permissive rights of the Trustee enumerated herein shall not be construed as duties.
     (i) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the name of the individuals and/or titles of officers authorized at such time to take specific actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such Officers’ Certificate previously delivered and not superseded.
Section 7.03 Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within ninety (90) days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 and Section 7.11 hereof.
Section 7.04 Trustee’s Disclaimer.
The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05 Notice of Defaults.
If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within ninety (90) days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.
Section 7.06 Reports by Trustee to Holders of the Notes.
     (a) Within sixty (60) days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain Outstanding, the Trustee will mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).
     (b) A copy of each report at the time of its mailing to the Holders will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.
     (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
     (b) The Company will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.
     (c) The obligations of the Company under this Section 7.07 will survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.
     (d) To secure the Company’s payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.
     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(3) or (4) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
     (f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.
Section 7.08 Replacement of Trustee.
     (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
     (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then Outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10 hereof;

(2)	the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)	a custodian or public officer takes charge of the Trustee or its property; or

(4)	the Trustee becomes incapable of acting.
     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then Outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
     (d) If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then Outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.
Section 7.09 Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the transferee or resulting, surviving or successor corporation without any further act will be the successor Trustee.
Section 7.10 Eligibility; Disqualification.
There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least U.S.$100.0 million as set forth in its most recent published annual report of condition.
This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
Section 7.11 Preferential Collection of Claims Against Company.
The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8
AMENDMENT, SUPPLEMENT AND WAIVER
Section 8.01 Without Consent of Holders of Notes.
Notwithstanding Section 8.02 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of the Note to:
     (1) to cure any ambiguity, defect or inconsistency;
     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (3) to provide for the assumption of the Company’s obligations to the Holders by a successor to the Company pursuant to Article 5 hereof;
     (4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;
     (5) to comply with requirements of the SEC in connection with qualifying this Indenture under the TIA;
     (6) to conform the text of this Indenture or the Notes to any provision of the “Description of the notes” section of the Company’s Offering Memorandum dated May 24, 2011, relating to the sale of the Notes, to the extent that such provision in that “Description of the notes” section was intended to be a verbatim recitation of a provision of this Indenture or the Notes
     (7) to provide for the issuance of the Exchange Notes, which will have terms substantially identical to the other Outstanding Notes except for the requirement of a Private Placement Legend and related transfer restrictions under the Securities Act and this Indenture and as to the applicability of additional interest payable as provided in Section 2.17 hereof, and which will be treated, together with any other Outstanding Notes, as a single issue of securities; or
     (8) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof.
Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 8.02 With Consent of Holders of Notes.
Except as provided below in this Section 8.02, the Company and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Section 6.04 and Section 6.08 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 8.02 may not:
     (1) reduce, or change the Stated Maturity of, the principal of any Note;
     (2) reduce the rate of or extend the time for payment of interest on any Note;
     (3) change the currency or place of payment of principal of or interest on the Notes;
     (4) modify or change any provision of this Indenture (including the covenants in this Indenture) in a manner that adversely affects the Holders;
     (5) reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Notes;
     (6) impair the rights of Holders to receive payments of principal of or interest on the Notes; or
     (7) make any change in these amendment and waiver provisions.
Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.
It is not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company will mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
Section 8.03 Compliance with Trust Indenture Act.
Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 8.04 Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 8.05 Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
Section 8.06 Trustee to Sign Amendments, etc.
The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 10.04 hereof, an Officers’ Certificate and an Opinion of Counsel each stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE 9
SATISFACTION AND DISCHARGE
Section 9.01 Satisfaction and Discharge.
This Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all Notes issued hereunder, when:
          (1) either:
     (i) all Notes that have been authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from the trust, have been delivered to the Trustee for cancellation; or
     (ii) all Notes that have not been delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not delivered to the Trustee for cancellation,
     (2) the Company has paid or caused to be paid all sums payable by it under this Indenture,
     (3) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity, and
     (4) the Holders have a valid, perfected, exclusive security interest in this trust.
In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee each stating that all conditions precedent to satisfaction and discharge have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant clause (1) of this Section 9.01, the provisions of Section 9.02 hereof will survive. In addition, nothing in this Section 9.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 9.02 Application of Trust Money.
All money deposited with the Trustee pursuant to Section 9.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE 10
MISCELLANEOUS
Section 10.01 Trust Indenture Act Controls.
If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control. If any provision of this Indenture modifies or excludes any provision of the TIA which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 10.02 Notices.
Any notice or communication to the Company or the Trustee is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the applicable address:
Bancolombia S.A.
Carrera 48 No. 26-85, Avenida Los Industriales
Medellín, Colombia
Facsimile No.: (57)-1-488-6308
Attention: Juan Manuel Lopez Leon
If to the Trustee:
The Bank of New York Mellon
101 Barclay Street, 4E
New York, New York 10286
Facsimile No.: (212) 815-5603
Attention: International Corporate Trust
The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
Section 10.03 Communication by Holders of Notes with Other Holders of Notes.
Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 10.04 Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
     (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied;
provided that in the case of any such request or application as to which the furnishing of documents is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion shall be required.
Section 10.05 Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 10.06 Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 10.07 Currency Rate Indemnity.
The Company has agreed that, if a judgment or order made by any court for the payment of any amount in respect of any Notes is expressed in a currency other than U.S. dollars, the Company will indemnify the relevant Holder against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from the Company’s other obligations under the Indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under the Indenture or the Notes.
Section 10.08 No Personal Liability of Directors, Officers, Employees and Stockholders.
No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 10.09 Governing Law, Jurisdiction.
THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY; PROVIDED, HOWEVER, THAT THE AUTHORIZATION AND EXECUTION OF THIS INDENTURE AND THE NOTES BY THE COMPANY WILL BE GOVERNED BY THE LAWS OF COLOMBIA.
The Company hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in The City of New York, and any appellate court from any thereof, in any action or proceeding commenced by the Trustee or any Holder arising out of or relating to this Indenture, and the Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court.
To the extent that the Company has or hereafter may acquire or have attributed to it any immunity under any law from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture. In addition, the Company irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding, that may be brought in connection with this Indenture or the Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the grounds that any such action or proceeding has been brought in an inconvenient forum. The Company hereby irrevocably waives, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to this Indenture the posting of any bond or the furnishing, directly or indirectly, of any other security.
Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement, the notes or the transactions contemplated hereby.
Section 10.10 Maintenance of Office or Agent for Service of Process
The Company shall maintain an office or agent for service of process in the Borough of Manhattan, The City of New York, where notices to and demands upon the Company in respect of the Notes and this Indenture may be served. Initially this agent will be CT Corporation System, and the Company will agree not to change the designation of such agent without prior notice to the Trustee and designation of a replacement agent in the Borough of Manhattan, The City of New York.
Section 10.11 No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 10.12 USA Patriot Act.
The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account. To the extent permitted by Colombian or other applicable law, the Company agrees that it will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.
Section 10.13 Successors.
All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.
Section 10.14 Severability.
In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 10.15 Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Indenture by facsimile shall be as effective as delivery of a manually executed counterpart of this Indenture.
Section 10.16 Table of Contents, Headings, etc.
The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
[Signatures on following page]

SIGNATURES
Dated as of June 3, 2011

BANCOLOMBIA S.A.
By:	/s/ Jaime Alberto Velázquez Botero
	Name:	Jaime Alberto Velazquez Botero
	Title:	Chief Financial Officer

By:	/s/ Sergio Restrepo Isaza
	Name:	Sergio Restrepo Isaza
	Title:	Executive Vice President

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ John T. Needham, Jr.
	Name:	John T. Needham, Jr.
	Title:	Vice President

EXHIBIT A
FORM OF NOTE
[RULE 144A GLOBAL NOTE][REGULATION S GLOBAL NOTE]
THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE

UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESTRICTION TERMINATION DATE.
FORM OF FACE OF NOTE
5.95% Senior Notes due 2021

No. [___]	Principal Amount U.S.$[______________]

as revised by the Schedule of Increases and Decreases in Global Note attached hereto

CUSIP NO. ____________

ISIN NO. ____________
          Bancolombia S.A., a financial institution incorporated under the laws of Colombia (sociedad anónima) (together with its successors and assigns, the “Company”) promises to pay to Cede & Co., or registered assigns, the principal sum of [•] DOLLARS, as revised by the Schedule of Increases and Decreases in Global Note attached hereto, from June 3, 2011 until June 3, 2021.
Interest Payment Dates: June 3 and December 3
Record Dates: May 19 and November 19
Additional provisions of this Note are set forth on the other side of this Note.

BANCOLOMBIA S.A.
By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
  AUTHENTICATION

THE BANK OF NEW YORK MELLON
as Trustee, certifies
that this is one of
the Notes referred
to in the Indenture.

By:		Date:
Authorized Signatory

FORM OF REVERSE SIDE OF NOTE
5.95% Senior Notes due 2021
Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1. Interest
          Bancolombia S.A., a financial institution incorporated under the laws of Colombia (sociedad anónima) (together with its successors and assigns, the “Company”) promises to pay interest on the principal amount of this Note at the rate per annum shown above.
          The Company will pay interest semi-annually in arrears on June 3 and December 3 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be December 3, 2011. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (“Defaulted Interest”), without regard to any applicable grace periods, from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          All payments made by the Company under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority in any jurisdiction in which the Company is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each a “Relevant Taxing Jurisdiction”), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company is required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction, from any payment made under or with respect to the Notes, the Company will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction will equal the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to any Tax that would not have been imposed, payable or due: (1) but for the existence of any present or former connection between the Holder (or the beneficial owner of, or Person ultimately entitled to obtain an interest in, such notes) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than the mere holding of the Notes or enforcement of rights thereunder or the receipt of payments in respect thereof; (2) but for the failure to satisfy any certification, identification or other reporting requirements whether imposed by statute, treaty, regulation or administrative practice, provided, however, that the Bank has delivered a request to the Holder to comply with such requirements at least thirty (30) days prior to the date by which such compliance is required; or (3) if the presentation of notes (where presentation is required) for payment had occurred within thirty (30) after the date such payment was due and payable or was duly provided for, whichever is later.
          In addition, Additional Amounts will not be payable if the beneficial owner of, or Person ultimately entitled to obtain an interest in, such Notes had been the Holder and such beneficial owner would not be entitled to the payment of Additional Amounts by reason of clause (1), (2) or (3) above. In addition, Additional Amounts will not be payable with respect to any Tax which is payable otherwise than by withholding from payments of, or in respect of principal of, or any interest on, the Notes
2. Method of Payment
          The Company will pay interest (except Defaulted Interest) on the applicable Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to Defaulted Interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in U.S. dollars.
          Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by the DTC. The Company will make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each Holder thereof as set forth in the Note Register; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least U.S.$1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3. Paying Agent and Registrar
          Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company may act as Paying Agent, Registrar or co-Registrar.
4. Indenture
          The Company issued the Notes under an Indenture dated as of June 3, 2011 (as may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”) between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and

Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
5. Optional Redemption
          The Company may, at its option, redeem the Notes, in whole or in part, at any time or from time to time prior to their maturity, on at least thirty (30) days’ but not more than sixty (60) days’ written notice, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points (the “Make-Whole Amount”), plus in each case accrued and unpaid interest to the Redemption Date on the Notes to be redeemed on such date.
          “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
          “Comparable Treasury Issue” means the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.
          “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
          “Comparable Treasury Price” means, with respect to any Redemption Date (1) the average of the Reference Treasury Dealer Quotations quoted to an entity selected by us for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if such entity is quoted fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
          “Reference Treasury Dealer” means any of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. or their respective affiliates which are primary U.S. government securities dealers and two other leading primary U.S. government securities dealers in New York City reasonably designated by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.
          “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by an entity selected by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker selected by the Company by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third Business Day in New York and Medellín, Colombia preceding such Redemption Date.

     In the case of any partial redemption, selection of the Notes for redemption will be made in accordance with Article 3 of the Indenture. On and after the Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Bank defaults in the payment of the redemption price and accrued interest). On or before the Business Day immediately preceding the Redemption Date, the Company will deposit with the Trustee money sufficient to pay the redemption price of and (unless the Redemption Date shall be an Interest Payment Date) accrued interest to the Redemption Date on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed as instructed by the Company in writing or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in another fair and reasonable manner chosen at the discretion of the Trustee, subject to the Applicable Procedures.
6. Mandatory Redemption
     The Company is not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
7. Denominations; Transfer; Exchange
     The Notes are in fully registered form without coupons, and only in denominations of U.S.$100,000 and integral multiples of U.S.$1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required to register the transfer or exchange of (i) (x) any Note for a period beginning: (1) fifteen (15) days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) fifteen (15) days before an Interest Payment Date and ending on such Interest Payment Date and (y) any Note selected for repurchase or redemption, except the unrepurchased or unredeemed portion thereof, if any.
8. Persons Deemed Owners
     The Holder of this Note may be treated as the owner of it for all purposes.
10. Unclaimed Money
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
11. Amendment, Waiver
     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes;

to provide for the assumption of the Company’s obligations to the Holders by a successor to the Company pursuant to Article 5 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any Holder under the Indenture; to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA. to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” section of the Company’s Offering Memorandum dated May 24, 2011, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture or the Notes; to provide for the issuance of the Exchange Notes; or to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture.
12. Defaults and Remedies
     If an Event of Default (other than an Event of Default described in paragraphs (3) and (4) of Section 6.01(a) of the Indenture) shall have occurred and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, by written notice to the Company (and to the Trustee if notice is given by the Holders), may declare the principal amount of (and interest on) all the Notes to be due and payable immediately. If an Event of Default described in paragraphs (3) and (4) of Section 6.01(a) of the Indenture shall have occurred, the principal of all Outstanding Notes, the accrued interest and Additional Amounts, if any, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Notes owned by the Company or any of its Affiliates shall be deemed not to be Outstanding for, among other purposes, declaring the acceleration of the maturity of the Notes.
     Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations as specified in the Indenture, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. Subject to such provision for indemnification, the Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.
13. Trustee Dealings with the Company
     The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
14. No Personal Liability of Directors, Officers, Employees and Stockholders
     No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
15. Authentication
     This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. Abbreviations
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (= Uniform Gift to Minors Act).
17. CUSIP or ISIN Numbers
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP or ISIN numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.
18. Governing Law
     THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY; PROVIDED, HOWEVER, THAT THE AUTHORIZATION AND EXECUTION OF THIS INDENTURE AND THE NOTES BY THE COMPANY WILL BE GOVERNED BY THE LAWS OF COLOMBIA.
19. Currency Rate Indemnity.
     The Company has agreed that, if a judgment or order made by any court for the payment of any amount in respect of any Notes is expressed in a currency other than U.S. dollars, the Company will indemnify the relevant Holder against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from the Company’s other obligations under the Indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under the Indenture or the Notes.
20. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.
     The Company has irrevocably submitted to the non-exclusive jurisdiction of any New York state or federal court sitting in The City of New York, and any appellate court from any thereof, in any action or proceeding commenced by the Trustee or any Holder arising out of or relating to this Indenture, and the Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court.
     To the extent that the Company has or hereafter may acquire or have attributed to it any immunity under any law from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
Bancolombia S.A.
Carrera 48 No. 26-85, Avenida Los Industriales
Medellín, Colombia
Attention: Juan Manuel Lopez Leon

Assignment Form
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

			Principal Amount of	Signature of
			this Global Note	authorized
	Amount of decrease	Amount of increase	following such	signatory of
	in Principal Amount	in Principal Amount	decrease or	Trustee or Note
Date of Exchange	of this Global Note	of this Global Note	increase	Custodian	]

EXHIBIT B
FORM OF CERTIFICATE FOR TRANSFER TO QIB
                              [Date]
The Bank of New York Mellon
101 Barclay Street, 4E
New York, New York 10286
Facsimile No.: (212) 815-5603
Attention: International Corporate Trust
Re: 5.95% Senior Notes due 2021 (the “Notes”) of Bancolombia S.A. (the “Company”)
Ladies and Gentlemen:
     Reference is hereby made to the Indenture, dated as of June 3, 2011 (as amended and supplemented from time to time, the “Indenture”), among the Company and The Bank of New York Mellon, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
     This letter relates to U.S.$[•] aggregate principal amount of Notes, which represents an interest in a Regulation S Global Note beneficially owned by the undersigned (the “Transferor”), to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.
     In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.
     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours, [Name of Transferor]
By:

Authorized Signature

B-1

EXHIBIT C
FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO REGULATION S
                                             [Date]
The Bank of New York Mellon
101 Barclay Street, 4E
New York, New York 10286
Facsimile No.: (212) 815-5603
Attention: International Corporate Trust
Re: 5.95% Senior Notes due 2021 (the “Notes”) of Bancolombia S.A. (the “Company”)
Ladies and Gentlemen:
          Reference is hereby made to the Indenture, dated as of June 3, 2011 (as amended and supplemented from time to time, the “Indenture”), among the Company and The Bank of New York Mellon, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
          In connection with our proposed sale of U.S.$[•] aggregate principal amount of the Notes, which represent an interest in a 144A Global Note beneficially owned by the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) and, accordingly, we represent that:
      (a) the offer of the Notes was not made to a person in the United States;
      (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
      (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;
      (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
      (e) we are the beneficial owner of the principal amount of Notes being transferred.
           In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.
          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or

C-1

official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

Very truly yours, [Name of Transferor]
By:

Authorized Signature

C-2

EXHIBIT D
FORM OF CERTIFICATION FOR TRANSFER PURSUANT TO RULE 144
                                             [Date]
The Bank of New York Mellon
101 Barclay Street, 4E
New York, New York 10286
Facsimile No.: (212) 815-5603
Attention: International Corporate Trust
Re: 5.95% Senior Notes due 2021 (the “Notes”) of Bancolombia S.A. (the “Company”)
Ladies and Gentlemen:
          Reference is hereby made to the Indenture, dated as of June 3, 2011 (as amended and supplemented from time to time, the “Indenture”), among the Company and The Bank of New York Mellon, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
          In connection with our proposed sale of U.S.$[•] aggregate principal amount of the Notes , which represent an interest in a 144A Global Note beneficially owned by the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.
          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours, [Name of Transferor]
By:

Authorized Signature

D-1